SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2016

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2016, the Board of Directors (the “Board”) of The Priceline Group Inc. (the “Company”) appointed former CEO and current Chairman Jeffery H. Boyd as Interim Chief Executive Officer and President, effective immediately, while the Board conducts a search to name a successor. The appointment followed the resignation of Darren Huston as President and Chief Executive Officer and as a Director. The Board has established a committee, to be chaired by Mr. James M. Guyette, Lead Independent Director, to identify Chief Executive Officer candidates.

The Company also announced that current Booking.com President and Chief Operating Officer Gillian Tans has been named as Chief Executive Officer of Booking.com, a Priceline Group subsidiary, replacing Mr. Huston who also served as Chief Executive Officer of that business unit.

Mr. Huston resigned following an investigation overseen by independent members of the Board of Directors of the facts and circumstances surrounding a personal relationship that Mr. Huston had with an employee of the Company who was not under his direct supervision. The investigation determined that Mr. Huston had acted contrary to the Company’s Code of Conduct and had engaged in activities inconsistent with the Board’s expectations for executive conduct, which Mr. Huston acknowledged and for which he expressed regret.

In connection with Mr. Huston’s resignation, the Company and Mr. Huston entered into a separation letter, dated April 27, 2016. Under the terms of the letter, the Company and Mr. Huston have agreed, among other things, to the following:

•	Mr. Huston will not receive any severance payments;

•
Mr. Huston will receive pro rata vesting based on time served of his outstanding equity awards (as contemplated by his employment agreement for certain terminations, except that the performance multiplier for his 2015 performance share units is reduced from the multiplier provided for by the terms of the equity agreement based on the Company’s historical financial performance to 1);

•	The Company will pay for the cost of reasonable relocation expenses to North America (as contemplated by his employment agreement for certain terminations); and

•	Mr. Huston will continue to be bound by the non-compete, non-solicitation and proprietary information covenants contained in his employment agreement.

The foregoing summary of the separation letter is qualified in its entirety by reference to the letter itself, which is attached to this Current Report as Exhibit 99.2 and which is incorporated by reference in its entirety into this Item 5.02.

Item 7.01.    Regulation FD Disclosure

A copy of the press release announcing the matters referenced in Item 5.02 is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit

99.1    Press Release dated April 28, 2016
99.2    Separation Letter, dated April 27, 2016, between Mr. Huston and The Priceline Group

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Peter J. Millones
Name: Peter J. Millones
Title: Executive Vice President, General Counsel and Secretary

Date:  April 28, 2016

EXHIBIT INDEX

Exhibit

99.1    Press Release dated April 28, 2016
99.2    Separation Letter, dated April 27, 2016, between Mr. Huston and The Priceline Group